EXHIBIT 10.63

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment (the “Amendment”) dated as of June 30, 2015 (the “Effective Date”), is made and entered into by and between H y H Investments, Sociedad Anonima (the “Seller”) and Elite Data Services Inc. (the “Purchaser” which shall include its assigns).

RECITALS

WHEREAS, the Purchaser and the Seller entered into a Securities Purchase Agreement dated April 4, 2015 (the “Agreement”) and related Promissory Note dated April 6, 2015 (the “Original Note”); and

WHEREAS, the parties wish to amend certain provisions of the Agreement and Restate the Original Note as set forth herein;

NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.           Section 5.12 of the Agreement is hereby added to the Agreement and states in its entirety as follows:

“Section 5.12 Effective Date. The effective date of this Agreement shall be April 6, 2016 in conjunction with the Amended and Restated Promissory Note dated June 30, 2015 (the “Note”) between the Purchaser and Seller.

2.            The Original Note is hereby deemed null and void, and replaced in its entirety with the Note (annexed hereto).

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PURCHASER

Elite Data Services, Inc. and/or its assigns

By:	/s/ Charles Rimlinger
Name: Charles Rimlinger, CEO
Title: Chief Executive Officer

SELLER

H y H Investments, Sociedad Anonima

By:	/s/ Wilson Stevenson
Wilson Stevenson Owner